SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. [ __ ])

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ASSURANCEAMERICA CORPORATION

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ASSURANCEAMERICA CORPORATION
RiverEdge One
Suite 600
5500 Interstate North Parkway
Atlanta, Georgia 30328

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING
TO BE HELD MAY 25, 2005

     Notice is hereby given that the 2005 Annual Shareholders’ Meeting (the “Annual Meeting”) of AssuranceAmerica Corporation, a Nevada corporation, will be held at our main offices at RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, on Wednesday, May 25, 2005, at 11:30 a.m., local time, for the following purposes:

     1.      Election of Directors. To elect seven Directors to serve until the 2006 Annual Shareholders’ Meeting and until their successors are duly elected and qualified; and

     2.      Other Business. The transaction of such other business as may properly come before the Annual Meeting, including adjourning the Annual Meeting to permit, if necessary, further solicitation of proxies.

     Only shareholders of record at the close of business on May 10, 2005, are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     Your vote is very important, regardless of the number of shares you own. You are encouraged to vote by proxy so that your shares will be represented and voted at the Annual Meeting even if you cannot attend. All shareholders of record can vote by using the proxy card. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

By Order Of The Board Of Directors

/s/ Guy W. Millner	/s/ Lawrence Stumbaugh

Guy W. Millner	Lawrence Stumbaugh
Chairman	President and Chief Executive Officer

Atlanta, Georgia
May 11, 2005

ASSURANCEAMERICA CORPORATION
PROXY STATEMENT FOR 2005 ANNUAL SHAREHOLDERS’ MEETING

ASSURANCEAMERICA CORPORATION
PROXY STATEMENT FOR
2005 ANNUAL SHAREHOLDERS’ MEETING

VOTING INFORMATION

Purpose

     This Proxy Statement is being furnished to you in connection with the solicitation by and on behalf of our Board of Directors of proxies for use at the 2005 Annual Shareholders’ Meeting (the “Annual Meeting”) at which you will be asked to vote upon a proposal to elect seven Directors to serve until the 2006 Annual Shareholders’ Meeting and until their successors are duly elected and qualified (see Proposal 1).

     The Annual Meeting will be held at 11:30 a.m., local time, on Wednesday, May 25, 2005, at our main offices at RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328. This Proxy Statement and the enclosed proxy are first being mailed to shareholders on or about May 11, 2005.

Proxy Card and Revocation

     You are requested to promptly sign, date and return the accompanying proxy card to us in the enclosed envelope. Any shareholder who has delivered a proxy may revoke it at any time before it is voted by either electing to vote in person at the Annual Meeting, by giving notice of revocation in writing or by submitting to us a signed proxy bearing a later date, provided that we actually receive such notice or proxy prior to the taking of the shareholder vote at the Annual Meeting. Any notice of revocation should be sent to RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, Attention: Lawrence (Bud) Stumbaugh. The shares of our common and preferred stock represented by properly executed proxies received at or before the Annual Meeting and not subsequently revoked will be voted as directed in such proxies. If instructions are not given, shares represented by proxies received will be voted “FOR” the election of each of the seven nominees for Director. As of the date of this Proxy Statement, we are unaware of any other matter to be presented at the Annual Meeting.

Who Can Vote; Voting Of Shares

     Our Board of Directors has established the close of business on May 10, 2005, as the record date for determining our shareholders entitled to notice of and to vote at the Annual Meeting. Only our shareholders of record as of the record date will be entitled to vote at the Annual Meeting. A plurality of votes cast at the Annual Meeting will be required to elect seven Directors to serve until the 2006 Annual Shareholders Meeting and until their successors are duly elected and qualified. A plurality means that the nominees who receive the most votes for the available directorships will be elected as Directors. Accordingly, the withholding of authority by a shareholder will not be counted in computing a plurality and will have no effect on the results of the election of such nominees. The affirmative majority votes of our outstanding common stock and preferred stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve any other matter to properly come before the Annual Meeting.

     Under certain circumstances, brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). In such cases, those shares will be counted for the purpose of determining if a quorum is present but will not be included in the vote totals with respect to those matters for which the broker cannot vote. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. Because Directors are elected by a plurality, abstentions and broker non-votes have no effect on the election of Directors. In all other matters, abstentions are counted as votes against a proposal and broker non-votes are not counted.

     As of the record date, there were 50,425,540 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote. As of the record date, there were 1,192,000 shares of our Series A Convertible Preferred Stock (“Preferred Stock”) outstanding and entitled to vote at the Annual Meeting. Each share of Preferred Stock is entitled to ten (10) votes, representing the current number of shares of common stock into which each share of Preferred Stock may be converted. Holders of common stock and holders of Preferred Stock will vote together without regard to class on the matters to be voted upon at the Annual Meeting.

     The presence, in person or by proxy, of holders of 10% of the outstanding shares of our common and preferred stock entitled to vote at the Annual Meeting is necessary to constitute a quorum of the shareholders in order to take action at the Annual Meeting. For these purposes, shares of our common and preferred stock that are present, or represented by proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any matter.

How You Can Vote

     You may vote your shares by marking the appropriate boxes on the enclosed proxy card. You must sign and return the proxy card promptly in the enclosed self-addressed envelope. Your vote is important. Even if you plan to attend the Annual Meeting in person, please return your marked proxy card promptly to ensure that your shares will be represented.

PROPOSAL 1 — ELECTION OF DIRECTORS

Number of Directors

     Our Bylaws provide that our Board of Directors will consist of not less than three Directors and no more than ten (10). The number of Directors has been set at seven by the Board. Our Board of Directors currently consists of seven Directors.

Nominees

     We have selected seven nominees that we propose for election to our Board of Directors. The nominees are: John E. Cay III, Quill O. Healey, Guy W. Millner, Donald Ratajczak, Kaaren J. Street, Lawrence (Bud) Stumbaugh and Sam Zamarripa. Each of the nominees presently serves on our Board of Directors. It is intended that each proxy solicited on behalf of the Board of Directors will be voted only for the election of the designated nominees.

     Each of the nominees has consented to being named in this Proxy Statement and to serve as a Director if elected. In the event that any nominee withdraws or for any reason is not able to serve as a Director, the proxy will be voted for such other person as may be designated by the Board of Directors (or to reduce the number of persons to be elected by the number of persons unable to serve), but in no event will the proxy be voted for more than seven nominees.

     The Board of Directors unanimously recommends that you vote “For” each nominee.

Board of Directors

     The following table sets forth the names and ages as of April 30, 2005, of the current members of our Board of Directors each of whom is a nominee for Director.

Name	Age	Position Held
Guy W. Millner	69	Chairman of the Board of Directors
Lawrence (Bud) Stumbaugh	64	Director, Chief Executive Officer & President
Donald Ratajczak	62	Director
Quill O. Healey	65	Director
John E. Cay III	59	Director
Kaaren J. Street	58	Director
Sam Zamarripa	52	Director

Meetings and Committees of the Board

     Our Board of Directors held four meetings during the year ended December 31, 2004. Each Director attended 75% or more of the aggregate number of meetings held by the Board of Directors and the Committee, if any, on which such Director served. The Board of Directors has a standing Compensation Committee. The Compensation Committee is composed of Mr. Healey, Chairman, Mr. Cay and Mr. Ratajczak. The Compensation Committee met once in 2004. The Compensation Committee is responsible for overseeing the compensation and benefits of our management and employees. Our Board does not have a standing Audit Committee. During the period ending December 31, 2004, the entire Board of Directors performed the function of an Audit Committee.

     Because approximately 81% of our outstanding common stock is beneficially held by two individuals, our Board of Directors feels that it is appropriate not to have to have a standing Nominating Committee. Each of the members of our Board of Directors participates in the consideration of Director nominees. Messrs. Healey, Cay, and Zamarripa, and Ms. Kaaren J. Street are “independent directors,” as defined in Rule 303A of the New York Stock Exchange Listed Company Manual. Messrs. Millner and Stumbaugh serve as our Chairman and President and Chief Executive Officer, respectively, and Mr. Ratajczak served as our Chief Executive Officer until June 2003. As a result, Messrs. Millner, Stumbaugh and Ratajczak would not be considered “independent directors.” Our Board of Directors does not have a charter relating to the nomination of Directors. Our Board of Directors does not consider nominees for Director submitted by shareholders.

     Our Directors are expected to attend each annual shareholders meeting, but are not required to do so. Last year, Messrs. Millner, Stumbaugh, Healey, Cay and Ratajczak attended our annual shareholders meeting.

Communicating with the Board

     If you wish to communicate with our Board of Directors or any individual Director, you may send correspondence to: AssuranceAmerica Corporation, RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, Attention: Corporate Secretary. Our Corporate Secretary will submit your correspondence to the Board or the appropriate Director, as applicable.

Director Compensation

     Generally, our Directors are granted an option to purchase 50,000 shares of our common stock (exercisable over five years at fair market value on the date of the grant) upon their initial election to the Board of Directors. Annually, except as noted, each Director may choose between an award of 20,000 shares of our common stock or $2,500 per quarter. We reimburse each non-officer director for travel expenses related to attendance at Board and committee meetings.

     For the year ended December 31, 2004, Guy W. Millner and Lawrence Stumbaugh were not compensated in their capacity as Directors. Donald Ratajczak and John E. Cay III each accepted a grant of 20,000 shares of our common stock in lieu of cash compensation for their service for the year ended December 31, 2004. Quill O. Healey and Kaaren J. Street elected to receive cash compensation of $10,000 (four quarters) and $2,500 (one quarter), respectively, as remuneration for their service for the year ended December 31, 2004. Sam Zamarripa, as the Director representative of the majority holder of the Preferred Stock, serves without compensation from the Company.

Executive Officers

     The following table sets forth the name, age and position of each of our executive officers.

Name	Age	Positions Held
Guy W. Millner	69	Chairman
Lawrence (Bud) Stumbaugh	64	President and Chief Executive Officer
Renee A. Pinczes	42	Chief Financial Officer, Senior Vice President and Secretary
Joseph J. Skruck	40	President, AssuranceAmerica Managing General Agency, LLC (a subsidiary of the Company)
James C. Cook	40	President, Trustway Insurance Agencies, LLC (a subsidiary of the Company)

Biographies of Directors and Officers

     Guy W. Millner has served as the Chairman of the Board since June 2003. Mr. Millner served as Chairman of AA Holdings, LLC, the predecessor of the Company, from 1998 to 2003. From 1961 to 1999, Mr. Millner served as Chairman of Norrell Corporation, a leading provider of staffing and outsourcing solutions.

     Lawrence (Bud) Stumbaugh has served as our President and Chief Executive Officer and on our Board of Directors since June 2003. He served as President and Chief Executive Officer of AA Holdings, LLC from 1998 to 2003. Prior to joining AA Holdings, LLC, Mr. Stumbaugh was President and Chief Executive Officer of Lawmark International Corporation.

     Donald Ratajczak has served on our Board of Directors since 2000. Dr. Ratajczak previously served as the Chairman of our Board of Directors and our Chief Executive Officer from May 2000 to June 2003. From May 2000 to November 2000, Dr. Ratajczak also served as our President. From July 1973 to June 2000, he served as a professor and Director of Economic Forecasting Center at the J. Mack Robinson

College of Business Administration at Georgia State University. Dr. Ratajczak also currently serves on the Board of Directors of the following organizations: Crown Crafts, Inc., a textile manufacturing company; T.B.C. Corporation, a tire distribution company, Ruby Tuesday, Inc., a food service company and Regan Holdings, an insurance marketing company. He is a consulting economist for Morgan, Keegan & Co., a broker/dealer company and a trustee for C.I.M. High Yield, a bond fund company.

     Quill O. Healey has served on our Board of Directors since June 2003 and is Managing Partner of Healey Investments, L.P. He retired as Chairman of Marsh, USA in 2001, after serving in that capacity since 1998.

     John E. Cay III has served on our Board of Directors since June 2003. He has served as Chairman and Chief Executive Officer of Palmer & Cay, Inc., a risk management and benefits consulting firm, since 1972.

     Sam Zamarripa has served on our Board of Directors since August 2004. He is a State Senator and Mr. Zamarripa has also been a managing partner of Heritage Capital Advisors, an investment banking services firm, for the last five years. Mr. Zamarripa is the director nominee requested by the majority holder of the Preferred Stock.

     Kaaren J. Street has served on our Board of Directors since November 2004. She has been the President of “K” Street Associates, Inc., a business development and consulting firm since 2003. From August 2001 to August 2003, Ms. Street served as the Associate Deputy Administrator for Entrepreneurial Development, for the U.S. Small Business Administration. Prior to 2001, Ms. Street served as Vice-President of Enterprise Florida, Inc., a public private partnership responsible for economic development and international trade in Florida.

     Renee A. Pinczes has served as our Chief Financial Officer, Senior Vice President and Secretary since March 2005. Prior to joining the company in March 2005, she spent 7 years with PRG-Schultz International as Vice President-Operations and Vice President-Strategic Planning and Analysis.

     Joseph J. (Joe) Skruck has served as the President and Chief Operating Officer of AssuranceAmerica Managing General Agency, LLC, an insurance subsidiary of the Company, since January 2002. He served as Senior Vice-President of Sun States Insurance Group from 1998 through 2001.

     James C. (Jim) Cook has served as the President of Trustway Insurance Agencies, LLC, an insurance subsidiary of the Company, since July 2004. For more than five years prior to joining AssuranceAmerica, he served as President of Thomas-Cook Holding Company, an insurance agency.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     John E. Cay, III, who serves on our Board of Directors, is the Chairman and Chief Executive Officer of Palmer & Cay, Inc., an insurance, risk-management and employee benefits consulting firm. We use his firm to design our corporate insurance program, as well as to provide brokerage services for the placement of all insurance coverages. Palmer & Cay receives commissions and fees from the carriers who bear the risk in exchange for premiums paid. We paid Palmer & Cay, Inc. approximately $190,066 in 2003 and $203,767 in 2004 for insurance premiums under this program.

     In the past, our Chairman, Mr. Millner, and our Chief Executive Officer, Mr. Stumbaugh, have loaned us approximately $6.2 million and $0.3 million, respectively. We incurred interest on the Promissory Notes to our Chairman, Mr. Millner, of $518,330 in 2004 and $517,373 in 2003. An

additional $700,000 payment of accrued and unpaid interest was made to Mr. Millner in 2004. We made payments of accrued and unpaid interest on the Promissory Note to Mr. Stumbaugh, of $26,352 in 2004 and $24,000 in 2003. Outstanding amounts under the Promissory Notes held by Messrs. Millner and Stumbaugh accrue interest at an annual rate of 8%. The Note to Mr. Stumbaugh requires annual principal payments of $100,000 beginning December, 2004; however, the December 2004 payment was deferred until 2005. The Notes to Mr. Millner require annual principal payments of the greater of $500,000 or 25% of Net Cash Flow (net income after tax plus non cash items minus working capital) beginning in December, 2004; the December 2004 payment has been deferred until 2005. The Promissory Notes are not secured by any of our assets.

     In July 2004, we purchased substantially all of the assets of Thomas-Cook Holding Company (“TCHC”), which was controlled by James C. Cook, President of Trustway Insurance Agencies, LLC, a subsidiary of the Company. Pursuant to the Agreement, as consideration for the purchased assets, we paid TCHC $462,000 in cash, issued TCHC a Promissory Note in the amount of $1,078,000, and issued TCHC 1,320,000 shares of our common stock. The principal amount of the Promissory Note is payable in three equal installments on each of August 1, 2005, August 1, 2006 and August 1, 2007. Outstanding amounts under the Promissory Note accrue interest at an annual rate of 8%. We are required to make payments of accrued and unpaid interest on outstanding amounts under the Promissory Note on a quarterly basis. We incurred $35,933 of interest on this Promissory Note in 2004.

EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation we awarded or paid for services rendered during the year ended December 31, 2004, to our Chief Executive Officer and to the two most highly compensated executive officers other than the Chief Executive Officer whose annual compensation exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

		Annual
		Compensation (2)
	Year Ended				Other Annual
Name & Principal Position (1)	December 31,	Salary ($)	Bonus ($)		Compensation ($)(3)
Lawrence Stumbaugh, President & CEO	2004	155,683	—		16,322
	2003	175,000	—		—

Robert J. Cormican, Sr. VP, CFO &	2004	136,778	8,970	(4)	—
Secretary	2003	135,000	—		—

Joseph J. Skruck, President of	2004	127,231	7,995	(4)	—
AssuranceAmerica Managing General	2003	105,885	10,000		—
Agency, LLC, a subsidiary of the Company

(1)	Mr. Stumbaugh was appointed President and Chief Executive Officer effective April 1, 2003. Mr. Cormican was appointed Senior Vice President, Chief Financial Officer and Secretary effective April 1, 2003 and resigned effective February 11, 2005. Mr. Skruck was appointed President of AssuranceAmerica Managing General Agency, LLC, effective April 1, 2003.

(2)	In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table does not include medical, group life insurance or other benefits that are available to all salaried employees and certain perquisites and other benefits, securities or property that do not exceed the lesser of $50,000 or 10% of the officer’s salary and bonus shown in the table.

(3)	Amounts shown consist of certain perquisites, none of which had a value exceeding 25% of the total value of all perquisites provided.

(4)	The fair market value of stock bonuses awarded on December 31, 2004, to Messrs. Cormican and Skruck was $0.65 per share.

Option Grants In The Last Fiscal Year

     During the year ended December 31, 2004, we did not grant options to any of the Named Executive Officers.

Year-End Option Values

     None of the Named Executive Officers exercised any stock options during the year ended December 31, 2004. The following table provides information regarding the value of exercisable and unexercisable stock options held as of December 31, 2004, by each Named Executive Officer.

Number of Securities
	Underlying		Value of Unexercised
	Unexercised Options at		In-the-Money Options at
	December 31, 2004		December 31, 2004 (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Lawrence Stumbaugh	—	—	—	—
Robert J. Cormican	90,000	360,000	$36,000	$144,000
Joseph J. Skruck	90,000	360,000	$36,000	$144,000

(1)	The value of unexercised, in-the-money options is based on the closing price of our common stock on December 31, 2004, which was $0.65.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides information concerning beneficial ownership of our common stock as of May 3, 2005, by: (i) each shareholder that we know owns more than 5% of our outstanding common stock; (ii) each of our Named Executive Officers; (iii) each of our Directors; and (iv) all of our Directors and Named Executive Officers as a group.

     The following table lists the applicable percentage of beneficial ownership based on 50,425,540 shares of common stock outstanding as of May 3, 2005 and 942,000 shares of convertible preferred shares outstanding on May 3, 2005. Except where noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Number of Shares				Percentage of
	Beneficially Owned				Ownership (%)
Name of Beneficial Owner(1)	Common		Preferred		Common	Preferred
Guy W. Millner	35,789,653	(2)	—		70.98	—
Lawrence (Bud) Stumbaugh	5,089,347	(3)	—		10.09	—
Donald Ratajczak	476,832	(4)	—		*	—
Quill O. Healey	33,332	(5)	—		*	—
John E. Cay III	86,666	(7)	—		*	—
Kaaren J. Street	—		—		—	—
Sam Zamarripa	—		6,800	(6)	—	1.50
Robert J. Cormican	12,300		—		*	—
Joseph J. Skruck	192,300	(8)	—		*	—
James C. Cook	1,320,000	(12)	—		2.62	—
Steve Speir (9)	3,600,000		—		7.14	—
Heritage Assurance Partners, L.P.(11)	7,680,000	(10)	768,000		13.22	81.53
Directors & executive	43,000,430		6,800		84.38	1.50
officers as a group (10 persons)

*	Less than 1.0%.

(1)	Except as otherwise stated, the beneficial owner’s address is RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328.

(2)	Includes indirect beneficial ownership by Mr. Millner of 2,119,500 shares of our common stock held by MI Holdings, Inc, a corporation controlled by Mr. Millner.

(3)	Includes 5,000 shares of our common stock held by Mr. Stumbaugh’s spouse as custodian for her son under the Georgia Transfers to Minors Act.

(4)	Includes options and warrants to purchase 300,532 shares of our common stock exercisable within 60 days.

(5)	Consists of an option to purchase our common stock exercisable within 60 days.

(6)	Consists of Preferred Stock owned by Mr. Zamarripa’s spouse.

(7)	Includes an option to purchase 16,666 shares of common stock exercisable within 60 days.

(8)	Includes an option to purchase 180,000 of common stock exercisable within 60 days.

(9)	Mr. Speir’s address is 6348 Highway 85, Riverdale, Georgia 30274.

(10)	Consists of common shares into which the Preferred Stock is currently convertible at the conversion ratio of 10 shares of common for each share of preferred.

(11)	According to a Schedule 13G, filed August 23, 2004, on behalf of Heritage Fund Advisors, LLC (“HFA”), Heritage Assurance Partners, L.P. (“HAP”), and John F. Ray, (the “Schedule 13G”), HFA and HAP have shared voting and dispositive power with respect to these shares and John F. Ray disclaims any beneficial ownership of such shares. According to the Schedule 13G, HAP’s address is 3353 Peachtree Road, Suite 1040, Atlanta, Georgia 30326.

(12)	Owned by Thomas-Cook Holding Company, a corporation controlled by Mr. Cook.

INDEPENDENT AUDITORS

     The Board of Directors has appointed Miller Ray Houser & Stewart LLP, our current independent auditors, to audit our financial statements for the fiscal year ending December 31, 2005. We do not anticipate that representatives of Miller Ray Houser & Stewart LLP will be present at the Annual Meeting.

     There have been no disagreements concerning any matter of accounting principle or financial statement disclosure between us and Miller Ray Houser & Stewart LLP.

Principal Accountant- Audit And Non-Audit Fees

     Aggregate fees for professional services rendered by Miller Ray Houser & Stewart LLP, our principal accountants, during the periods indicated below are as follows:

	Transition Period Ended	Fiscal Year Ended
	December 31, 2003	December 31, 2004
Audit Fees	$84,398	$92,002
Audit-Related Fees	0	0
Tax Fees	12,000	12,000
All Other Fees	0	0

Total	$96,398	$104,002

     Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of our consolidated financial statements for our transition period ended December 31, 2003, and our fiscal year ended December 31, 2004, for the reviews of the financial statements included in our quarterly reports on Form 10-QSB during 2004 and 2003, and for services that are normally provided by Miller Ray Houser & Stewart, LLP in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

     Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by Miller Ray Houser & Stewart, LLP that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported under “Audit Fees,” as noted above.

     Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for Federal and State tax preparation services by Miller Ray Houser & Stewart, LLP.

     All Other Fees. No fees were billed in either of the last two fiscal years for products and services provided by Miller Ray Houser & Stewart, LLP that are not reported under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees”, as noted above.

     Our Board of Directors reviews and pre-approves audit and non-audit services performed by Miller Ray Houser & Stewart, LLP, our independent auditors, as well as the fee charged for such services, on a case-by-case basis.

     Our Board of Directors has considered and determined the fees charged for services other than “Audit Fees” discussed above are compatible with maintaining independence by Miller Ray Houser & Stewart, LLP. All of the audit and non-audit services provided by our independent auditors were pre-approved by our Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors, executive officers and persons who own beneficially more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of such securities. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

     To the best of our knowledge, the Section 16(a) filing requirements applicable to our Directors, executive officers and greater than 10% beneficial owners were complied with during the year ended December 31, 2004; provided, however, that (i) one Form 3 was filed late on February 4, 2005, by Ms. Street; (ii) one Form 4 to report a grant of an option to purchase common stock and one Form 4 to report the receipt of common stock as a bonus were reported late on February 4, 2005, by Mr. Skruck, (iii) one Form 3 to report ownership of stock and one Form 4 to report a grant of an option to purchase common stock was filed late on February 4, 2005, by Mr. Cook and (iv) one Form 4 to report the disposition of shares by gift was reported late on April 19, 2005 by Mr. Millner.

GENERAL INFORMATION

Shareholder Proposals For 2006 Annual Shareholders Meeting

     In order to be considered for inclusion in the proxy statement and form of proxy to be used in connection with our 2006 Annual Shareholders Meeting, shareholder proposals must be received by our Secretary at our principal offices, located at RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, no later than January 11, 2006.

     For business to be properly brought before the 2006 Annual Shareholders Meeting, a shareholder must give timely written notice of the matter to be presented at the meeting to our Secretary. To be considered timely, the Secretary must receive the notice at our principal offices located at RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, not earlier than February 10, 2005, and not later than March 13, 2006. In the event our 2006 Annual Shareholders Meeting is called for a date that is not within thirty (30) calendar days of May 25, such notice must be submitted not later than the close of business on the tenth (10th) calendar day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

     Such notice must contain a written statement of the shareholder’s proposal and of the reasons therefor, his name and address and number of shares owned, and, in the case of the nomination of a Director, nominations must contain the following information to the extent known by the notifying shareholder: (i) the name, age and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the nominee’s qualifications to serve as a Director; (iv) such other information relating to such nominee as required to be disclosed in solicitation of proxies for the election of Directors pursuant to the rules and regulations of the Securities and Exchange Commission; (v) the name and residence address of the notifying shareholder; and (vi) the number of shares owned by the notifying shareholder, and shall be accompanied by the nominee’s written consent to being named a nominee and serving as a Director if elected. A shareholder making any proposal shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended. Nominations or proposals not made in accordance with this procedure may be disregarded by the Chairman of the Annual Meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposal may be disregarded.

Form 10-KSB/A

     Our Annual Report on Form 10-KSB/A for the year ended December 31, 2004, which was filed with the SEC, is included with this Proxy Statement. Copies of exhibits and documents filed with our Annual Report or referenced therein will be furnished to shareholders of record who make written request therefor to us at RiverEdge One, Suite 600, 5500 Interstate Parkway North, Atlanta, Georgia 30328.

Solicitations of Proxies

     We will pay the costs of soliciting proxies. This solicitation is being made by mail, but may also be made by telephone or in person by our officers and employees. We will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners.

OTHER MATTERS

     Our Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, our Board of Directors intends that the persons named in the proxy card will vote upon such matters in accordance with their best judgment.

By Order of the Board Of Directors

/s/ Guy W. Millner	/s/ Lawrence Stumbaugh

Guy W. Millner	Lawrence Stumbaugh
Chairman	President and Chief Executive Officer

May 11, 2005

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before the Annual Meeting. If you are a shareholder of record and you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

FORM OF PROXY
ASSURANCEAMERICA CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
MAY 25, 2005 — PROXY

This Proxy is Solicited on Behalf of Our Board of Directors.

     The undersigned hereby constitutes and appoints Lawrence Stumbaugh and Donald Ratajczak and each of them, the true and lawful attorneys and proxies for the undersigned, to act and vote all of the undersigned’s capital stock of AssuranceAmerica Corporation, a Nevada corporation, at the Annual Meeting of Shareholders to be held at our executive offices at RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, at 11:30 a.m. local time on Wednesday, May 25, 2005, and at any and all adjournments thereof, for the purposes of considering and acting upon the matter proposed by AssuranceAmerica Corporation that is identified below. This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each of the nominees listed below.

1. ELECTION OF DIRECTORS.

Nominees: Guy W. Millner Lawrence (Bud) Stumbaugh Quill O. Healey	Donald Ratajczak John E. Cay III	Kaaren J. Street Sam Zamarripa

Check One Box

☐	FOR each of the Nominees listed above (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all Nominees listed above

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the following space provided.)

In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or adjournment(s), including adjourning the Annual Meeting to permit, if necessary, further solicitation of proxies.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     Should the undersigned be present and elect to vote at the Annual Meeting, or at any adjournments thereof, and after notification to our Secretary at the Annual Meeting of the shareholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying our Secretary of his or her decision to terminate this proxy.

     The undersigned acknowledges receipt from us prior to the execution of this proxy of a Notice of the Annual Meeting and a Proxy Statement dated May 11, 2005.

Dated: May , 2005

Signature of Shareholder

Print Name of Shareholder

Signature of Shareholder

Print Name of Shareholder
NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.